EXHIBIT 10.21
October 31, 2006
NNN Apartment REIT Holdings, L.P.
1606 Santa Rosa Road
Suite 109
Richmond, Virginia 23229
Attn: J. Jay Olander

Re:	Mezzanine Credit Agreement dated as of October 31, 2006 among NNN Apartments REIT Holdings, L.P. (“Borrower”), Wachovia Bank, National Association, as Agent, and the lenders from time to time a party thereto (the “Credit Agreement”)
Gentlemen:
     Terms used herein but not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Borrower desires to obtain an advance of proceeds of the Revolving Loan and the Mezzanine Loan to acquire property commonly known as Walker Ranch. Following such acquisition, Borrower would not be able to comply with the covenants set forth in Section 9.1(a) (the Debt to Total Asset Value Ratio), Section 9.1(b) (the Fixed Charge Coverage Ratio) and Section 9.1(c) (the Implied Debt Service Coverage Ratio) (collectively, the “Financial Covenants”). Borrower has requested that the Lenders provide a temporary waiver of the Financial Covenants.
     Based upon the foregoing and subject to the execution and delivery of this letter by Borrower, Guarantors, Agent and the Lenders, this letter shall confirm that the Lenders shall waive compliance with the Financial Covenants through the period ending December 31, 2006. Until such time as the Borrower is able to comply with the Financial Covenants, Borrower shall, except as otherwise provided in the Credit Agreement, cause the net proceeds of any Equity Issuance (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Obligor) to be paid to the Agent under the Mezzanine Loan Agreement for the account of the applicable lenders thereunder within three days of receipt of such proceeds as a prepayment of the Mezzanine Loans. In addition, Borrower acknowledges that the advance under the Loan with respect to Walker Ranch shall not exceed the amount advanced by Lenders at closing. Borrower further agrees that, in the event of an assignment by a Lender of its Note or any interest therein, Borrower shall upon the request of Agent obtain a UCC insurance policy satisfactory to Agent insuring the priority of Agent’s lien in the collateral pledged pursuant to the Pledge Agreement.
     By execution hereof Borrower and Guarantors certify that each such Person is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this letter, and that no Default or Event of Default has occurred and is continuing.
     Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the other Loan Documents. Nothing in this letter shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents. By execution hereof, Borrower and Guarantors acknowledge that

NNN Apartment REIT Holdings, L.P.
October 31, 2006

the Agent and the Lenders have made no agreement, and are in no way obligated, to grant any future extension, waiver, indulgence or consent. This letter shall constitute a Loan Document. This letter may be executed in any number of counterparts which shall together constitute but one and the same agreement.

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Cathy A. Casey

Name: Cathy A. Casey
Title: Managing Director

BORROWER:

NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership

By:	NNN Apartment REIT, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ Shannon K S Johnson

Name: Shannon K S Johnson
Title: Chief Financial Officer
[SIGNATURES CONTINUED ON NEXT PAGE]

NNN Apartment REIT Holdings, L.P.
October 31, 2006

GUARANTORS:

NNN APARTMENT REIT, INC., a Maryland corporation

By:	/s/ Shannon K S Johnson

Name: Shannon K S Johnson
Title: Chief Financial Officer

APARTMENT REIT WALKER RANCH, LP, a Texas limited partnership

By:	Apartment REIT Walker Ranch GP, LLC, a Delaware limited liability company, its General Partner

	By:	NNN Apartment REIT Holdings, L.P., a Virginia limited partnership, its Manager

		By:	NNN Apartment REIT, Inc., a Maryland corporation, its General Partner

			By:	/s/ Shannon K S Johnson

Name: Shannon K S Johnson
Title: Chief Financial Officer

APARTMENT REIT WALKER RANCH, GP, LLC,
a Delaware limited liability company

By:	NNN Apartment REIT Holdings, L.P., a Virginia limited partnership, its Manager

	By:	NNN Apartment REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ Shannon K S Johnson

Name: Shannon K S Johnson
Title: Chief Financial Officer